UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 15, 2009

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-52995	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 15, 2009, Home Federal Bancorp, Inc. (the “Company”) issued a press release announcing its preliminary results for the first quarter of its fiscal year ended September 30, 2009.  The Company plans to release its results of operations for the quarter ended December 31, 2008 after the market closes on January 30, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

99.1                 Press release dated January 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: January 15, 2009	By:/s/ Eric Nadeau
Eric Nadeau
Executive Vice President
and Chief Financial Officer

Exhibit  99.1

Press release dated January 15, 2009

500 12th Ave. South * Nampa, ID 83651	Contact: Home Federal Bancorp, Inc. Len E. Williams, President & CEO Eric S. Nadeau, EVP, Treasurer & CFO 208-466-4634 www.myhomefed.com

HOME FEDERAL BANCORP, INC.
 ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS

Nampa, ID (January 15, 2009) – Home Federal Bancorp, Inc. (the “Company”) (Nasdaq: HOME), the parent company of Home Federal Bank (the “Bank”), today announced preliminary results for the Company’s first quarter operations, which ended December 31, 2008.  The Company plans to release its results of operations for the quarter ended December 31, 2008, after the market closes on January 30, 2009. The following provides management's estimates in certain areas given the current economic environment and conditions based upon information known to date. Actual results may differ from these estimates since management has not completed all quarterly analyses and procedures required under the Company’s financial reporting processes for preparing quarterly financial statements.

The Company currently anticipates a net loss for the quarter ended December 31, 2008, of ($801,000), or ($0.05) per share, due to a pre-tax provision for loan losses of $3.6 million. As a result of changes in loan quality during the quarter ended December 31, 2008, the Company anticipates increasing the allowance for loan losses to $8.0 million, or 1.69% of total loans, at December 31, 2008. Nonperforming and impaired loans were $17.0 million at December 31, 2008, compared to $9.9 million at September 30, 2008. Loans delinquent 30 to 89 days totaled $10.9 million at December 31, 2008, compared to $6.5 million at September 30, 2008. Other real estate owned increased to $1.4 million at December 31, 2008 from $651,000 at September 30, 2008. Net charge-offs for the quarter totaled $127,000, or 0.11% of average loans on an annualized basis.

The following table summarizes nonperforming and impaired loans:

	December 31, 2008		September 30, 2008
(in thousands)	Balance	Loss Reserve	Balance	Loss Reserve
Land acquisition and development	$4,330	$936	$3,975	$916
One- to four-family construction	5,389	832	4,239	596
Commercial real estate	3,071	273	-	-
One- to four-family residential	4,240	713	1,701	219
Other	4	-	30	2
Total nonperforming and impaired loans	$17,034	$2,754	$9,945	$1,733
General loss reserve		5,273		2,846
		$8,027		$4,579

These preliminary estimates consider information currently available to the Company regarding the factors that affect loan losses, such as changes in the Company’s loan quality and the components of the loan portfolio, the Bank’s historical loan loss experience, changes in the Company’s lending policies and procedures, and current economic conditions as well as other factors. However, there can be no assurance that those estimates will not change considering the current economic uncertainty and its potential impact on the Company’s loan portfolio, or that additional provisions for loan losses will not be required in the future.

Home Federal Bancorp, Inc.
January 15, 2009

About the Company
Home Federal Bancorp, Inc., is a Maryland corporation headquartered in Nampa, Idaho, and is the savings and loan holding company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920.  The Company serves the Treasure Valley region of southwestern Idaho that includes Ada, Canyon, Elmore and Gem Counties, through 15 full-service banking offices and one loan center.  The Company’s common stock is traded on the NASDAQ Market under the symbol “HOME.”  The Company’s stock is also included in the America’s Community Bankers NASDAQ Index and the Russell 3000 Index.  For more information, visit the Company’s web site at www.myhomefed.com.

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, the credit risk of lending activities, including changes in the level and trend of loan delinquencies and write-offs; results of examinations by our banking regulators, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development lending, commercial and small business banking and other risks.  Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2008, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.